UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2015

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

(205) 969-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Offering of Common Stock

On August 5, 2015, Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Operating Partnership, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 25,000,000 shares of common stock, par value $0.001 per share, of the Company, at a public offering price of $12.25 per share.

The Company also granted the Underwriters a 30-day option to purchase up to 3,750,000 additional shares, which the Underwriters exercised in full on August 7, 2015.

The offering of common stock is expected to close on August 11, 2015, resulting in net proceeds to the Company (including the exercise in full of the option to purchase additional shares) of approximately $337.1 million, after deducting discounts and commissions and estimated offering expenses.

The offering and sale of the shares of common stock was made pursuant to a preliminary prospectus supplement and final prospectus supplement related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-186812), each of which has been filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the Operating Partnership. It also provides for customary indemnification by the Company for losses or damages arising out of or in connection with the sale of the common stock.

The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Company’s securities, including, without limitation, those securities proposed to be offered and sold pursuant to the preliminary prospectus and registration statement described above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated August 5, 2015, among the Company and the Operating Partnership and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

5.1	Opinion of Goodwin Procter LLP regarding the legality of common stock offered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

MPT OPERATING PARTNERSHIP, L.P.

(Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: August 11, 2015

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated August 5, 2015, among the Company and the Operating Partnership and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein

5.1	Opinion of Goodwin Procter LLP regarding the legality of common stock offered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 8.1)